 EXHIBIT 16.1

De Joya Griffith & Company, LLC

certified public accountants & consultants

March 16, 2011

Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

RE: MMAX Media, Inc.

We have read the statements that we understand MMAX Media, Inc. will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors.  We agree with such statements made regarding our firm.

Very truly yours,

/s/ De Joya Griffith & Company, LLC

De Joya Griffith & Company, LLC
Certified Public Accountants